UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2008

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 25, 2008, we announced financial results for our third quarter ended October 31, 2008. Net service revenues were $47.7 million in the third quarter of fiscal year 2009, a decrease from the $52.9 million in the same prior year period. Net technology revenues were $4.0 million, which included recognition of Comcast development revenues of $3.1 million. This was a decrease of 25%, compared with $5.3 million in the third quarter of fiscal year 2008. The net income for the quarter was $100.6 million or $1.00 per basic and $0.98 per diluted share, compared to a net loss of ($8.3) million or ($0.08) per basic and diluted share, for the three months ended October 31, 2007. Our results of operations for the quarter ended October 31, 2008 included litigation proceeds of $87.8 million and interest of $16.8 million received from EchoStar, which includes initial damages awarded by the United States District Court for EchoStar’s willful patent infringement and supplemental damages covering the period through September 8, 2006 as well as related interest through October 8, 2008.

As of October 31, 2008 our total subscriptions were approximately 3.5 million. TiVo-Owned subscription gross additions were 44,000 for the quarter, compared to 69,000 in the third quarter fiscal year 2008. TiVo-Owned net subscription losses were 28,000 compared to subscription additions of 4,000 in the third quarter of fiscal year 2008. Our monthly churn rate increased to 1.4% for the quarter ended October 31, 2008 as compared to 1.3% in the year ago period. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 1.8 million from 2.4 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenues
Service revenues	$47,676	$52,940	$144,293	$160,471
Technology revenues	3,997	5,339	15,773	12,355
Hardware revenues	12,777	17,240	30,421	25,732

Net revenues	64,450	75,519	190,487	198,558
Cost of revenues
Cost of service revenues (1)	10,984	10,738	33,423	30,957
Cost of technology revenues (1)	2,516	4,912	9,560	12,115
Cost of hardware revenues	16,339	29,144	41,978	68,123

Total cost of revenues	29,839	44,794	84,961	111,195

Gross margin	34,611	30,725	105,526	87,363

Research and development (1)	16,553	14,049	46,624	43,364
Sales and marketing (1)	6,585	5,967	18,427	16,651
Sales and marketing, subscription acquisition costs	2,301	9,050	4,348	23,855
General and administrative (1)	10,344	11,106	31,549	32,720
Litigation proceeds	(87,811)	—	(87,811)	—

Total operating expenses	(52,028)	40,172	13,137	116,590

Income (loss) from operations	86,639	(9,447)	92,389	(29,227)
Interest income, includes $16,789 related to litigation proceeds	17,213	1,218	18,213	3,965
Interest expense and other	(94)	(45)	(275)	81

Income (loss) before income taxes	103,758	(8,274)	110,327	(25,181)
Provision for income taxes	(3,132)	—	(3,168)	(8)

Net income (loss)	$100,626	$(8,274)	$107,159	$(25,189)

Net income (loss) per common share - basic	$1.00	$(0.08)	$1.07	$(0.26)

Net income (loss) per common share - diluted	$0.98	$(0.08)	$1.04	$(0.26)

Weighted average common shares used to calculate basic net income (loss) per share	100,804,813	97,611,001	100,085,600	97,174,771

Weighted average common shares used to calculate diluted net income (loss) per share	102,569,559	97,611,001	102,557,877	97,174,771

(1) Includes stock-based compensation expense as follows :

Cost of service revenues	$244	$178	$674	$513
Cost of technology revenues	481	726	1,594	1,693
Research and development	2,448	1,797	6,570	5,392
Sales and marketing	656	660	1,532	1,468
General and administrative	2,541	3,899	7,050	8,076

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	October 31, 2008	January 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$189,758	$78,812
Short-term investments	14,960	20,294
Accounts receivable, net of allowance for doubtful accounts of $958 and $1,194	16,899	20,019
Inventories	13,910	17,748
Prepaid expenses and other, current	4,799	3,792

Total current assets	240,326	140,665
LONG-TERM ASSETS
Property and equipment, net	10,590	11,349
Purchased technology, capitalized software, and intangible assets, net	11,411	13,522
Prepaid expenses and other, long-term	1,101	1,513
Long-term investments	4,067	—

Total long-term assets	27,169	26,384

Total assets	$267,495	$167,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$13,978	$23,615
Accrued liabilities	25,699	29,536
Deferred revenue, current	49,286	59,341

Total current liabilities	88,963	112,492
LONG-TERM LIABILITIES
Deferred revenue, long-term	28,255	38,128
Deferred rent and other	976	309

Total long-term liabilities	29,231	38,437

Total liabilities	118,194	150,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000; Issued shares are 103,140,181 and 100,098,426, respectively, and outstanding shares are 102,906,689 and 99,970,947, respectively	103	100
Additional paid-in capital	820,386	792,654
Accumulated deficit	(668,629)	(775,788)
Treasury stock, at cost - 233,492 shares and 127,479 shares, respectively	(1,659)	(846)
Unrealized loss on marketable securities	(900)	—

Total stockholders’ equity	149,301	16,120

Total liabilities and stockholders’ equity	$267,495	$167,049

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended October 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$107,159	$(25,189)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	7,469	7,651
Stock-based compensation expense	17,420	17,142
Inventory write-down	—	8,961
Loss on inventory barter transaction and utilization of trade credits	742	1,124
Allowance for doubtful accounts	658	861
Changes in assets and liabilities:
Accounts receivable	2,462	(6,100)
Inventories	3,838	(4,221)
Prepaid expenses and other	(1,337)	100
Accounts payable	(10,057)	(11,143)
Accrued liabilities	(3,910)	(10,590)
Deferred revenue	(19,928)	(22,445)
Deferred rent and other long-term liabilities	667	(674)

Net cash provided by (used in) operating activities	$105,183	$(44,523)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term and long-term investments	(14,950)	(26,976)
Sales of short-term investments	15,317	26,500
Acquisition of property and equipment	(3,786)	(6,140)
Acquisition of capitalized software and intangibles	(319)	(375)

Net cash used in investing activities	$(3,738)	$(6,991)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	7,471	3,181
Proceeds from issuance of common stock related to employee stock purchase plan	2,844	1,826
Treasury Stock - repurchase of stock for tax withholding	(813)	(276)
Payment under capital lease obligation	(1)	—

Net cash provided by financing activities	$9,501	$4,731

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$110,946	$(46,783)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	78,812	89,079

Balance at end of period	$189,758	$42,296

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended October 31,
(Subscriptions in thousands)	2008	2007
TiVo-Owned Subscription Gross Additions	44	69
Subscription Net Additions/(Losses):
TiVo-Owned	(28)	4
MSOs/Broadcasters	(135)	(134)

Total Subscription Net Additions/(Losses)	(163)	(130)
Cumulative Subscriptions:
TiVo-Owned	1,658	1,712
MSOs/Broadcasters	1,802	2,355

Total Cumulative Subscriptions	3,460	4,067
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	60%	60%

Included in the 1,658,000 TiVo-Owned subscriptions are approximately 236,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2007, we extended the period we use to recognize product lifetime subscription revenues from 48 months to 54 months for product lifetime subscriptions acquired on or before October 31, 2007. Additionally, we also increased the amortization period to 60 months for new product lifetime subscriptions acquired on or after November 1, 2007 and we intend to review the period we use to recognize product lifetime subscription revenues again in the fourth quarter of this fiscal year which could result in a further increase in the amortization period in the future. Refer to Critical Accounting Estimates “Recognition Period for Product Lifetime Subscriptions Revenues”. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended October 31,
TiVo-Owned Churn Rate	2008	2007
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,675	1,708
TiVo-Owned subscription cancellations	(72)	(65)

TiVo-Owned Churn Rate per month	-1.4%	-1.3%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,		Twelve Months Ended October 31,
Subscription Acquisition Costs	2008	2007	2008	2007
	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$2,301	$9,050	$11,543	$33,770
Hardware revenues	(12,777)	(17,240)	(46,487)	(45,622)
Less: MSOs/Broadcasters-related hardware revenues	3,339	—	8,971	—
Cost of hardware revenues	16,339	29,144	65,907	111,760
Less: MSOs/Broadcasters-related cost of hardware revenues	(3,100)	—	(8,205)	—

Total Acquisition Costs	6,102	20,954	31,729	99,908

TiVo-Owned Subscription Gross Additions	44	69	237	330
Subscription Acquisition Costs (SAC)	$139	$304	$134	$303

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,
TiVo-Owned Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$47,676	$52,940
Less: MSOs/Broadcasters-related service revenues	(5,772)	(6,599)

TiVo-Owned-related service revenues	41,904	46,341
Average TiVo-Owned revenues per month	13,968	15,447
Average TiVo-Owned per month subscriptions	1,675	1,708

TiVo-Owned ARPU per month	$8.34	$9.04

	Three Months Ended October 31,
MSOs/Broadcasters Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$47,676	$52,940
Less: TiVo-Owned-related service revenues	(41,904)	(46,341)

MSOs/Broadcasters-related service revenues	5,772	6,599
Average MSOs/Broadcasters revenues per month	1,924	2,200
Average MSOs/Broadcasters per month subscriptions	1,868	2,422

MSOs/Broadcasters ARPU per month	$1.03	$0.91

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Beginning in February 2006, TiVo began deferring a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies, profitability and financial guidance, distribution of the TiVo service domestically with Comcast and Cox and internationally in Australia, Mexico, Canada and Taiwan, growth and innovation in TiVo’s advertising and audience research measurement business, TiVo’s software development for the cable industry, the results of TiVo’s litigation with EchoStar, how TiVo intends to expand its intellectual property, TiVo’s future marketing spend and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, the outcome of legal proceedings and claims, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 and all subsequent filings. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: November 25, 2008	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)